SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              U.S. AGGREGATES, INC.
                      -------------------------------------
                (Name of Registrant as Specified in Its Charter)

            ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     0-11.

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     (2)  Aggregate number of securities to which transaction applies: N/A

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

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     (4)  Date Filed: N/A

                              U.S. AGGREGATES, INC.
                       400 SOUTH EL CAMINO REAL, SUITE 500
                           SAN MATEO, CALIFORNIA 94402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 27, 2001

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY  GIVEN that the Annual  Meeting  of  Shareholders  of U.S.
Aggregates, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 27, 2001, at 9:30 a.m. local time, at the Birmingham Marriott Hotel at 3590 Grandview Parkway, Birmingham, Alabama 35243 for the following purposes:

1. To elect three (3) Class II directors to hold office for a term ending in 2004 and until their successors are elected and qualified.

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                          By Order of the Board of Directors,


                                          Hobart Richey
                                          Secretary

San Mateo, California
May 31, 2001

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                              U.S. AGGREGATES, INC.
                       400 SOUTH EL CAMINO REAL, SUITE 500
                           SAN MATEO, CALIFORNIA 94402

                                 PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of U.S. Aggregates, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, June 27, 2001, at 9:30 a.m. local time, at which shareholders of record on April 30, 2001 will be entitled to vote. On April 30, 2001, the Company had issued and outstanding 14,900,593 shares of Common Stock, par value $.01 per share. The annual meeting will be held at the Birmingham Marriott Hotel at 3590 Grandview Parkway, Birmingham, Alabama 35243.

VOTING AND REVOCABILITY OF PROXIES

     All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted FOR approval of all proposals in accordance with the recommendation of the Company's Board of Directors. Any person giving a proxy in the form accompanying this statement has the power to revoke such proxy at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office an instrument of revocation or a duly executed proxy bearing a later date, or by filing written notice of revocation with the secretary of the meeting prior to the voting of the proxy, or by voting the shares subject to the proxy by written ballot.

     Broker non-votes and shares held by stockholders present in person or by proxy at the meeting but abstaining on a vote, will be counted in determining whether a quorum is present at the Annual Meeting. The vote required for the election of directors is described below. For all other proposals, abstentions by stockholders present in person or by proxy at the meeting are counted as votes against a proposal for purposes of determining whether or not the proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     Each holder of Common Stock is entitled to one vote for each share of Common Stock held.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional material furnished to shareholders. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or employees of the Company; no additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     The Company intends to mail this proxy statement on or about May 31, 2001.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of shareholders that are intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Company no later than December 31, 2001 in order to be included in the proxy statement and proxy relating to that meeting. Stockholders wishing to present a proposal in person at the Company's 2002 Annual Meeting must give the Company written notice of their proposal no later than April 6, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for three classes of directors: Class I, Class II and Class III. In accordance with the Certificate of Incorporation, Class II directors are to be elected at the 2001 annual meeting, Class III directors are to be elected at the 2002 annual meeting and Class I directors are to be elected at the annual meeting in the year 2003. At each annual meeting of shareholders, one class of directors is elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates.

                    MANAGEMENT RECOMMENDS A VOTE FOR EACH OF
                      THE NOMINEES FOR DIRECTOR NAMED BELOW

NOMINEES

     Three Class II directors are to be elected to the Board at the Annual Meeting, each to serve until the annual meeting of shareholders to be held in 2004 and until his successor has been elected and qualified, or until his earlier death, resignation or removal. The current Class II directors are Morris
L. Bishop, Jr., Bruce V. Rauner and Daniel W. Yih. Mr. Bishop was appointed to the Board as a Class II director on May 1, 1999. Mr. Rauner was previously elected to the Board by the shareholders. Mr. Yih was appointed to the Board as a Class II director on February 15, 2001.

The following table sets forth certain information regarding the Company's directors and nominees.

                                                                        Director
Name                         Age      Position                          Since
----                         ---      --------                          -----

Class II Nominees to be Elected at the Annual Meeting
-----------------------------------------------------

Morris L. Bishop, Jr.        56       President, Chief Operating        1999(1)
                                      Officer and Director

Bruce V. Rauner              45       Director                          1994

Daniel W. Yih                42       Director                          2001(2)

Class III Directors Whose Terms Expire at the 2002 Annual Meeting
-----------------------------------------------------------------

Franz L. Cristiani           59       Director                          2000(3)

David A. Donnini             35       Director                          1994

James A. Harris              67       Chairman of the Board             1994

Class I Directors Whose Terms Expire at the 2003 Annual Meeting
---------------------------------------------------------------

Edward A. Dougherty          43       Director                          1997

Raymond R. Wingard           70       Director                          1999(4)

----------

(1)  Appointed by the Board of Directors as a Class II director on May 1, 1999.

(2) Appointed by the Board of Directors as a Class II director on February 15, 2001.

(3) Appointed by the Board of Directors as a Class III director on February 4, 2000.

(4)  Appointed  by the Board of  Directors  as a Class I director on December 9,
     1999.

     Each of the nominees, current directors and named executive officers of the Company has been engaged in the principal occupations set forth below during the past five years:

     MORRIS L. BISHOP, JR. Mr. Bishop has been President and Chief Operating Officer of the Company since May 1997. From 1994 to 1997 he was Vice President of the Company. Prior thereto he was Vice President of Hoover, Inc.

     BRUCE V. RAUNER. Mr. Rauner is the Managing Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in May 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc., where he has been a Principal since 1981. Mr. Rauner is also a director of AnswerThink Consulting Group, Inc., Polymer Group, Inc. and Dynacare, Inc.

     DANIEL W. YIH. Mr. Yih has been a director of the Company since February 2001. Mr. Yih served as a Vice President and acting Chief Financial Officer of the Company from February 2001 to May 2001. Mr. Yih is a Principal and Portfolio Manager at GTCR Golden Rauner, LLC, a private equity investment company in Chicago, Illinois formed in May 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc. Mr. Yih is also a director of LeapSource, Esquire Communications and Starwood Hotels and Resorts, where he is Chairman of the Audit Committee. Prior to joining GTCR, Mr. Yih was a general partner at Chilmark Fund II from 1995 to 2000.

     FRANZ L. CRISTIANI. Mr. Cristiani is a retired partner of Arthur Andersen LLP. Mr. Cristiani retired in August 1999. Mr. Cristiani is also a director of MTI Technology, Inc.

     DAVID A. DONNINI. Mr. Donnini is a Principal of GTCR Golder Rauner, LLC, a private equity investment company in Chicago, Illinois formed in May 1998 as a successor to Golder, Thoma, Cressey, Rauner, Inc., where he has been a Principal since 1993. Mr. Donnini is a director of Polymer Group, Inc.

     JAMES A. HARRIS. Mr. Harris has been Chairman of the Board since January 1994. Mr. Harris served as Chief Executive Officer of the Company from January 1994 to May 2001. Prior thereto he was Vice President of Koppers Company, Inc.

     EDWARD A. DOUGHERTY. Mr. Dougherty has provided consulting services to the Company since its founding in January 1994. Mr. Dougherty is an independent financial advisor.

     RAYMOND R. WINGARD. Mr. Wingard is President of Wingard Enterprises, Inc. (consulting services and funding to early stage business ventures). Mr. Wingard is also Chairman of the Board of Cardiac Telecom Corp. (telemedicine technology). Mr. Wingard is a retired vice president of Koppers Company, Inc.

     HOBART   RICHEY.   Secretary  and  General   Counsel.   Mr.  Richey  is  an
attorney-at-law and has been General Counsel of the Company since 1994 and Secretary since February 2001. Mr. Richey is 73 years of age.

     STANFORD SPRINGEL. Mr. Springel has been the interim Chief Executive Officer since May 2001. For more than the last five years Mr. Springel has been engaged in the business of providing turnaround management consulting services to distressed companies. Mr. Springel presently serves as a consultant to Covanta Energy Corp, formerly Ogden Corporation. From 1997 to 2000 Mr. Springel served as Chief Executive Officer of Omega Environmental, Inc. Mr. Springel is 54 years of age.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

CERTAIN LOANS TO EXECUTIVES.

     As of April 30, 2001, the Company had outstanding loans, including principal and interest, of approximately $248,180 to James A. Harris, Chairman of the Board, $169,251 to Michael J. Stone, former Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director, $332,499 to Morris
L. Bishop, Jr., President and Chief Operating Officer and a Director, pursuant to promissory notes to finance their purchase of the Company's securities. Each of the recourse notes is secured by a pledge of the securities purchased with the note pursuant to a pledge agreement between the Company and each of Messrs. Harris, Stone and Bishop. The notes bear interest at a rate per annum equal to 8%. The principal amount of the notes and all interest accrued thereon mature in part on various dates beginning in October 2001, with the remainder maturing in October 2005. The notes may be prepaid in full or in part at any time.

REGISTRATION AGREEMENT.

     The Company, Golder, Thoma, Cressey, Rauner Fund IV, L.P., James A. Harris Grantor Retained Annuity Trust, The James A. Harris Charitable Remainder Unitrust, a trust for the benefit of Mr. Stone and his wife for which they also serve as trustees, Mrs. Jeanne T. Richey and Messrs. Harris, Bishop, Dougherty and Charles R. Pullin (former Director) are parties to a registration agreement. Pursuant to the registration agreement, the holders of a majority of the Company's common stock issued pursuant to an equity purchase agreement, or issued or issuable in respect of the securities may request, after the offering of common stock, up to three registrations of all or any part of their common stock on Form S-1 or any similar long-form registration statement, if available, an unlimited number of registrations on Form S-2 or S-3 or any similar short-form registration statement, each at the Company's expense. In the event the holders of a majority of common stock make such a request, all other parties to the registration agreement will be entitled to participate in the registration. The registration agreement also grants the parties piggyback registration rights with respect to registrations by the Company of its securities. The Company pays all expenses related to these piggyback registrations.

FINANCIAL ADVISORY ARRANGEMENTS.

     Pursuant to financial advisory agreements between the Company and Edward A. Dougherty, a Director, Mr. Dougherty has served as an advisor to the Company with respect to strategic financial planning from time to time in connection with its acquisition program and securing and completing specific financing arrangements. The Company paid Mr. Dougherty a total of $60,000 in 2000 for financial advisory services rendered to the Company by Dougherty.

CERTAIN FAMILY RELATIONSHIPS.

     David Harris, the son of James A. Harris, is a full-time employee of SRM Aggregates, Inc., a subsidiary. David Harris receives a salary of approximately $95,000 for performing services as an employee. Brett Harris is a full-time employee of SRM Aggregates, Inc., a subsidiary, and receives a salary of $47,500. Christopher M. Bishop and Michael W. Bishop, the sons of Morris L. Bishop, Jr., and Timothy K. Bishop, the brother of Morris L. Bishop, Jr., are full-time employees of SRM Aggregates, Inc., a subsidiary. Christopher M. Bishop and Timothy K. Bishop each receive a salary of approximately $69,000 for services performed as an employee. Michael W. Bishop receives a salary of approximately $56,000 for services performed as an employee. Ashia H. Stone, the wife of Michael J. Stone acted as one of the Company's financial advisors. The Company paid Ms. Stone a total of $124,800 in 2000 for financial advisory services provided to it. Ms. Stone's services to the Company were terminated in 2001.

OTHER RELATIONSHIPS.

     Morris L. Bishop, Jr. has a minority interest in Dekalb Stone, Inc., a corporation in which the Company is the majority shareholder.

BOARD COMMITTEES AND MEETINGS

     There are two active Board Committees:

     (i) Audit Committee's function is to recommend the engagement of the Company's independent accountants, approve services performed by such accountants, and review and evaluate the Company's accounting system and system of internal controls. The Audit Committee operates under a written charter adopted by the Board. The complete text of the charter is included in Appendix A to this Proxy Statement. The members are Messrs. Wingard, Mr. Cristiani and Mr. Dougherty (from May 25, 2001), each of whom is an independent director, as such is defined by the Rules of the New York Stock Exchange. Mr. Pullin retired as a director and member of the Audit Committee on October 30, 2000. The Report of the Audit Committee for the fiscal year 2000 appears on page 14.

     (ii) The Compensation Committee's function is to make recommendations to the Board of Directors concerning salaries and incentive compensation paid to officers, to administer the Company's 1999 Long Term Incentive Plan, and perform such other functions regarding compensation as the Board may delegate. No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. The members are Messrs. Donnini, Rauner, Wingard and Cristiani. Mr. Pullin retired as a director and member of the Compensation Committee on October 30, 2000. During the fiscal year 2000, the Board met eleven times, the Audit Committee met two times and the Compensation Committee met two times.

     During the fiscal year 2000, no director of the Company attended fewer than 75% of the meetings of the Board of Directors or its committees upon which such director served.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer fee, which is currently $12,000, plus $3,000 for each meeting day of the Board. Directors are also reimbursed for expenses incurred in connection with attending meetings. Directors' fees paid or accrued by the Company, including reimbursed expenses, during 2000 totaled $158,829. Additionally, during 2000 the Company's non-employee directors received a nonqualified option grant to purchase 3,000 shares of

Common Stock under the Company's 1999 Long Term Incentive Plan. Employee directors receive no additional compensation for serving as a director.

     Effective 2001, each director who serves as a member on the Company's Audit Committee receives an annual payment of $10,000 for services, with the exception of the chairman of the committee who receives an annual payment of $15,000. Subsequent to the end of fiscal year 2000, members of the Audit Committee were paid an additional $10,000, with the exception of the chairman of the committee who received $15,000, for certain additional services performed on behalf of the Company by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the Company's Common Stock as of April 30, 2001 by (i) all those known by the Company to be beneficial owners of more than 5% of any class of the Company's voting securities; (ii) each director and nominee; (iii) each named executive officer; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(a)

                                                 AMOUNT OF DIRECT     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP    CLASS(b)
------------------------------------           --------------------   ----------
Golder, Thoma, Cressey, Rauner Fund IV, L.P.         7,824,997           52.5%
  6100 Sears Tower
  Chicago, Illinois 60606

Goldman Sachs Asset Management                       1,218,100            8.2%
  1 New York Plaza
  New York, New York 10004

T. Rowe Price Associates, Inc.(c)                    1,070,400            7.2%
  100 E. Pratt Street
  Baltimore, Maryland 21202

Liberty Wagner Asset Management , L.P.               1,042,700            7.0%
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606

----------
(a)  Security  ownership   information  for  beneficial  owners  is  taken  from
     statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the company.

(b) Calculation based on 14,900,593 shares of Common Stock outstanding as of April 30, 2001.

(c) These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, expressly disclaims that it is, in fact, the beneficial owners of such securities.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        NAME OF              AMOUNT AND NATURE OF BENEFICIAL          PERCENT OF
   BENEFICIAL OWNER                  OWNERSHIP(a)(b)                   CLASS(c)
   ----------------                  ---------------                   --------
Morris L. Bishop, Jr                     135,560                            *
Franz L. Cristiani                         3,000                            *
David A. Donnini                       7,827,997(e)                      52.5%
Edward A. Dougherty                       23,424(f)                         *
James A. Harris                          309,940(g)                       2.1%
Charles R. Pullin                         17,837(d)                         *
Bruce V. Rauner                        7,827,997(e)                      52.5%
Hobart Richey                             36,116(h)                         *
Michael J. Stone                         309,051(i)(j)                    2.1%
Raymond R. Wingard                         3,500                            *
Daniel W. Yih                          7,824,997(k)                      52.5%
All Directors and                      8,669,425                         58.2%
Executive Officers
  as a Group

----------
*    Does not exceed 1% of the referenced class of securities.

(a)  Ownership is direct unless indicated otherwise.

(b) Includes shares beneficially owned and shares which may be acquired within 60 days from April 30, 2001.

(c) Calculation based on 14,900,593 shares of Common Stock outstanding as of April 30, 2001.

(d)  Mr. Pullin retired from the Board of Directors effective October 30, 2000.

(e) Includes 3,000 shares issuable upon the exercise of stock options granted to each Messrs. Donnini and Rauner and 7,824,997 shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. to which Messrs. Donnini and Rauner disclaim any beneficial interest.

(f) Includes 20,424 shares owned by The Edward A. Dougherty and Linda F. Dougherty 1998 Family Trust.

(g) Includes 199,010 shares owned by the James A. Harris Grantor Retained Annuity Trust and 49,737 shares owned by the James A. Harris Charitable Remainder Unitrust.

(h)  Owned by Jeanne T. Richey.

(i) Mr. Stone resigned as Director on May 16, 2001 and his employment as Executive Vice President, Chief Financial Officer, Treasurer and Secretary was previously terminated by the Company.

(j)  Owned by The  Michael  J. Stone and Ashia H. Stone  Revocable  Inter  Vivos
     Trust.

(k) Includes 7,824,997 shares held by Golder, Thoma, Cressey, Rauner Fund IV, L.P. to which Daniel W. Yih disclaim any beneficial interest.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF NAMED EXECUTIVES

     The Summary Compensation Table shows certain compensation information for each person who served as Chief Executive Officer during the year and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 for services rendered in all capacities during fiscal year 2000 (collectively referred to as the "Named Executive Officers"). Compensation data is shown for the fiscal years ended December 31, 2000, 1999 and 1998. This information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG -TERM
                                                         ANNUAL                 COMPENSATION
                                                      COMPENSATION                 AWARDS
   Name and                                   ---------------------------    ------------------         All Other
Principal Position                Year        Salary($)       Bonus($)(a)    Stock Options(#)(b)    Compensation($)(c)
------------------                ----        ---------       -----------    -------------------    ------------------
James A. Harris                   2000         300,000               --                --                    --
   Chief Executive Officer        1999         300,000          200,000            20,000                 2,625
   and Chairman of the Board(d)   1998         258,333               --                --                 2,500

Morris L. Bishop, Jr.             2000         250,000               --                --                    --
   President and Chief            1999         250,000          125,000            35,000                 2,625
   Operating Officer and          1998         220,833               --                --                 2,500
   Director

Michael J. Stone                  2000         250,000               --                --                    --
   Executive Vice President --    1999         250,000          200,000            20,000                 2,625
   Development, Chief Financial   1998         208,333               --                --                 2,500
   Officer, Treasurer,
   Secretary and Director(e)

----------

(a) In May 1999, in recognition of the successful completion of the Company's southeast expansion program, Mr. Harris was awarded a bonus of $200,000, Mr. Bishop was awarded a bonus of $125,000 and Mr. Stone was awarded a bonus of $200,000.

(b)  Options granted are for the Company's common stock.

(c) Amounts reported under "All Other Compensation" consist of matching contributions made on behalf of the employee to the Company's 401(k) Retirement Plan for 1999 and 1998.

(d)  Mr. Harris resigned as Chief Executive Officer in May 2001.

(e) Mr. Stone resigned as Director on May 16, 2001 and his employment as Executive Vice President, Chief Financial Officer, Treasurer and Secretary was previously terminated by the Company.

MANAGEMENT EMPLOYMENT AGREEMENTS.

     On August 18, 1999, the Company entered into employment agreements with James A. Harris, its Chairman of the Board, Morris L. Bishop, Jr., its President and Chief Operating Officer, and Michael J. Stone, its former Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Pursuant to the agreements, Messrs. Harris and Bishop are currently entitled to receive base salaries of $300,000 and $250,000, respectively, and bonuses, as determined from time to time by the Board of Directors. The agreements are each for a term ending December 31, 2002. If the executive's employment is terminated without cause, he is entitled to a severance payment equal to his annual base salary plus the amount of any bonus received for the year prior to such termination per year for a period of two years following the date of such termination.

     On October 28, 1999 the Company entered into an agreement with Hobart Richey, the Company's General Counsel and Secretary, pursuant to which Mr. Richey agreed to provide certain legal services to the Company for a period ending December 31, 2002. Pursuant to the agreement Mr. Richey receives $20,000 per month. The Company is obligated to continue the payments in the event Mr. Richey dies or becomes disabled or in the event he is terminated for other than cause.

     On May 1, 2001 the Company entered into an Executive Services Agreement with Stanford Springel, pursuant to which Mr. Springel agreed to serve as the Company's Chief Executive Officer. Pursuant to the Agreement Mr. Springel remains an independent contractor and not an employee of the Company and in consideration for his services receives $45,000 per month. In addition, Mr. Springel is entitled to a success fee in an amount and based upon goals which are still being negotiated. The agreement may be terminated at any time for no additional consideration by Mr. Springel or the Company.

401(K) PLAN.

     The Company maintains a savings plan qualified under Section 401(a) and 401(k) of the Internal Revenue Code. Generally, all full-time employees other than certain union employees are eligible to participate in the plan. Employees electing to participate in the plan are fully vested in their contributions. In addition, the Company may make discretionary contributions under the plan each year. Participating employees increase their vested interest in the discretionary contributions based upon years of employment in which a minimum of 1,000 hours are worked, and they become fully vested after five years. The maximum contribution for any participant for any year is the maximum amount permitted under the Internal Revenue Code.

1999 LONG TERM INCENTIVE PLAN.

     The Company's 1999 Long Term Incentive Plan (the "Plan"), which was approved by the Shareholders in August 1999, provides for the granting of incentive and nonqualified stock options, stock appreciation rights, either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing. The purposes of the Plan are to promote the long term growth and profitability of the Company by providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the Company's success, as well as to attract people of experience and ability to the Company. The Plan is intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934. The Plan covers an aggregate of 700,840 shares of Common Stock, of which 273,336 had been granted and were outstanding as of December 31, 2000.

     The Plan provides for the granting of two types of stock options: incentive stock options (ISOs) and Nonqualified Stock Options (NSOs). The ISOs (but not the NSOs) are intended to qualify as "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended.

     Options may be granted under the Plan to directors (including non-employee directors), officers and key employees of, and other key individuals performing services for, the Company and its subsidiaries selected by the Compensation Committee of the Board of Directors; provided, however, that ISOs may be granted only to eligible employees of the Company and its subsidiaries. As of December 31, 2000, approximately 54 employees, directors and consultants participated in the Plan.

     The Compensation Committee of the Board of Directors administers the Plan. The Committee has the power, subject to the provisions of the Plan, to determine the persons to whom and the dates on which grants will be made, the number of shares to be subject to each grant, the time or times during the term of each grant within which all or a portion of such grant may be exercised, and the other terms of the grants.

     The maximum term of each option is ten years. ISOs granted under the Plan generally vest in thirds over a three-year period following the date of grant for employees of the Company. NSOs granted under the Plan generally vest annually over a three-year period following the date of grant and immediately upon grant date for outside directors. Upon termination for cause or at will, the unvested portion of the options will be forfeited.

     The exercise price of all ISOs granted under the Option Plan must be at least equal to the fair market value of the underlying stock on the date of grant. The exercise price of NSOs granted under the Option Plan is not subject to any limitation based on the then current market value of the Company's Common Stock.

     The Plan also provides for awards of restricted stock. A restricted stock award is an award of shares of common stock which are subject to restrictions on transfer for a period specified by the Compensation Committee. The holder must pay at least par value ($0.01 per shares) for all restricted stock granted. In the event the holder of restricted stock issued under the Plan ceases to be employed by (or to act as a director or consultant to) the Company prior the end of the restricted period, all shares still subject to restriction may be purchased by the Company for the price paid by the holder. No awards of restricted stock were made under the Plan in 2000.

     The Plan also provides for awards of stock appreciation rights either alone or in tandem with options. A SAR entitles the holder, upon exercise, to receive a distribution in an amount equal to the difference between the fair market value of a share of common stock of the Company on the date of exercise and the exercise price of the SAR, or in the case of SARs granted in tandem with options, the exercise price of any option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. The Compensation Committee is authorized to decide whether such distribution shall be in cash or in the Company's securities. All SARs will be exercised automatically on the last day prior to the expiration date as long as the fair market value of a share of the Company's common stock exceeds the exercise price of the SAR. No awards of SARs were made under the Plan in 2000.

     The Plan also provides for awards of performance shares. Performance shares are shares of the Company's common stock based on the achievement by the grantees of certain performance goals established by the Compensation Committee. A participant must be a director, officer or employee of, or otherwise perform services for the Company or its subsidiaries at the end of the performance cycle in order to be entitled to a payment of a performance award. No performance awards were made under the Plan in 2000.

     No consideration is received by the Company for granting any option, restricted stock or SAR under the Plan. An optionee may pay the exercise price of an option in cash, by check, by surrender of shares of the Company's common stock, by payment in accordance with a permitted cashless exercise program or by any other forms of consideration approved by the Compensation Committee.

OPTION GRANTS IN LAST FISCAL YEAR

     No options to acquire capital stock of the Company were granted to any of the Named Executive Officers during the last fiscal year.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     No options to acquire capital stock of the Company were exercised by any of the Named Executive Officers during the last fiscal year.

COMPENSATION COMMITTEE REPORT

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers. The Committee, made up of non-employee Directors, is responsible for establishing and administering the Company's executive compensation program. None of the members of the Committee are eligible to receive awards under the Company's incentive compensation programs other than the 1999 Long Term Incentive Plan.

     The Company's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives and maintain its competitiveness in the construction materials industry. It does this by utilizing competitive base salaries that recognize a philosophy of career continuity and by rewarding exceptional performance and accomplishments that contribute to the Company's success.

                      COMPENSATION PHILOSOPHY AND OBJECTIVE

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. The Committee finds greatest value in executives who possess the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the named executive officers and the Chief Executive Officer, are based on the same criteria. These include quantitative factors that directly improve the Company's short-term financial performance, as well as qualitative factors that strengthen the Company over the long term, such as demonstrated leadership skills and the ability to deal quickly and effectively with difficulties which sometimes arise.

     The Committee believes that compensation of the Company's key executives should:

     o  Link rewards to business  results and stockholder  returns;

     o Encourage creation of stockholder value and achievement of strategic objectives;

     o Maintain an appropriate balance between base salary and short-and long-term incentive opportunity;

     o Attract and retain, on a long-term basis, highly qualified executive personnel; and

     o Provide total compensation opportunity that is competitive with that provided by competitors in the construction materials industry, taking into account relative company size and performance as well as individual responsibilities and performance.

                     KEY ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's  executive  compensation  program consists of three elements:
Base Salary, Short-Term Incentives and Long-Term Incentives. Payout of short-term incentives depends on corporate performance measured against annual objectives and overall performance. Payout of the long-term incentives depends on performance of the Company's stock, both in absolute and relative terms.

BASE SALARY

     A competitive base salary is crucial to support the philosophy of management development and career orientation of executives. Salaries are targeted to pay levels of the Company's competitors and companies having similar capitalization and revenues, among other attributes. Executive salaries are reviewed annually.

SHORT-TERM INCENTIVE

     Short-term awards to executives are made in cash and in stock to recognize contributions to the Company's business during the past year. The bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise, and management skills.

LONG-TERM INCENTIVE

     Long term incentives to executives are made in grants of stock options and grants of restricted stock and stock appreciation rights. These grants are made under the Company's 1999 Long Term Incentive Plan.

                    2000 CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Harris' salary was increased in 1998, effective June 1, 1998, from $200,000 to $300,000 per year. Mr. Harris received no salary increase in 1999 or 2000. He received a bonus of $200,000 in May 1999, in recognition of the successful completion of the Company's Southeast expansion program, and 20,000 options to purchase common stock which vest over a three year period. The Committee believes that Mr. Harris' base salary and incentive compensation was within the range of compensation for chief executive officers of other companies engaged in the basic construction materials industry and was consistent with the foregoing philosophy and objectives and reflected the scope and level of his responsibilities.

Members of the Compensation Committee

David A. Donnini, Chairman
Bruce V. Rauner
Raymond R. Wingard
Franz L. Cristiani

SHARE INVESTMENT PERFORMANCE

     The following graph compares the total return performance of the Company for the periods indicated with the performance of the Russell 2001 Index (presented on a dividends reinvested basis) and the performance of a Peer Group Index. The Company's shares are traded on the New York Stock Exchange under the symbol "AGA". The Russell 2001 Index is comprised of the publicly traded stocks of the 2,000 smallest companies included in the Russell 3000 Index, which includes the publicly traded stocks of the 3,000 largest companies. The average market capitalization of the companies included in the Russell 2001 Index is approximately $526 million. The Peer Group Index includes the publicly traded securities of Vulcan Materials Company, Florida Rock Industries, Inc., LaFarge Corporations, U.S. Aggregates, Inc. and Martin Marietta Materials, Inc. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

                                PERFORMANCE GRAPH

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
              AMONG U.S. AGGREGATES, INC., THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

[The table below represents a line chart in the printed piece.]


Period Ending        8/12/99   9/99    12/99    3/00     6/00     9/00     12/00
-------------        -------  -----   ------   ------   ------   ------   ------

U.S. Aggregates, Inc.  100    92.92    80.00    95.83   120.83   110.42    51.25
Peer Group Index       100    90.29    91.17    97.36    90.99    88.68    99.34
Russell Index          100    99.85   118.27   126.65   121.86   123.21   114.70

FILINGS BY DIRECTORS, EXECUTIVE OFFICERS AND TEN PERCENT HOLDERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms and related amendments received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filings were made on a timely basis.

                                   PROPOSAL 2
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent auditor for the year ended December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent auditors.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Arthur Anderson LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2000, and its reviews of the financial statements included in the Company's Forms 10-Q and amended Forms 10-Q with restated financial statements for that fiscal year, were $850,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Arthur Anderson LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed to the Company for all other services rendered by Arthur Anderson LLP for the most recent fiscal year were $70,650. These fees related primarily to tax compliance and consulting, and auditing of the Company's employee benefit plans.

AUDIT COMMITTEE REPORT

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT AS TO INFORMATION CONCERNING THE AUDITORS' ALLOCATION OF TIME AND FEES AND CONSIDERATION OF THEIR IMPACT (IF ANY) ON INDEPENDENCE AND TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

To the Board of Directors
  of U.S. Aggregates, Inc.:                                         May 31, 2001

     Our Committee has reviewed and discussed with management of the Company and Arthur Anderson LLP, the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 (the "Audited Financial Statements"). In addition, we have discussed with Arthur Anderson LLP the matters required by Codification of Statements on Auditing Standards No. 61.

     The Committee also has received and reviewed the written disclosures and the letter from Arthur Anderson LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. Arthur Anderson LLP is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee consists of three members, Messrs. Wingard, Cristiani and Dougherty (from May 25, 2001). Mr. Pullin retired as a director and member of the Audit Committee on October 30, 2000. In 2000, the Committee met two times. The Audit Committee has adopted a charter which is attached to this Proxy Statement as Appendix A. Our securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) of the New York Stock Exchange Listing Company Manual. In addition, the Company's Board of Directors has made a determination that as a result of Mr. Dougherty's employment experience in finance, Mr. Dougherty has the requisite financial sophistication required of at least one member of the Audit Committee under
Section 303.01(B)(2)(c) of the New York Stock Exchange listing Company Manual.

     The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of Arthur Anderson LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Arthur Anderson LLP as the Company's principal accountants.

     Based on the foregoing review and discussions and a review of the report of Arthur Anderson LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                            Audit Committee

                                            Raymond R. Wingard

                                            Franz L. Cristiani

                                            Edward A. Dougherty

           MANAGEMENT RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
         APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR
                      FISCAL YEAR ENDING DECEMBER 31, 2001

                           AVAILABILITY OF 10-K REPORT

     THE COMPANY FILED ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2001. A COPY OF THE REPORT, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES, AND A LIST DESCRIBING ANY EXHIBITS NOT CONTAINED THEREIN, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER. THE EXHIBITS ARE AVAILABLE UPON PAYMENT OF CHARGES WHICH APPROXIMATE THE COMPANY'S COST OF REPRODUCTION OF THE EXHIBITS. REQUESTS FOR COPIES OF THE REPORT SHOULD BE SENT TO THE OFFICE OF THE CORPORATE SECRETARY AT THE MAILING ADDRESS OF THE COMPANY LISTED ON PAGE ONE OF THIS PROXY STATEMENT.

     OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors,



                                            Hobart Richey
                                            Secretary

May 31, 2001

                                   APPENDIX A

                              U.S. AGGREGATES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


I.        PURPOSE

          The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's internal and external auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

          o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

          o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

          o    Provide an open  avenue of  communication  among the  independent
               accountants,   financial  and  senior  management,  the  internal
               auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

II.       COMPOSITION

          The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The Board will take into account the rules of the New York Stock Exchange and particularly Section 303.01 in determining the "independence" of a member. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

          The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified or to fill any vacancy on the Committee from time to time. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                   Appendix A

III.      MEETINGS

          The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department (if any) and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair may meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below.

IV.       RESPONSIBILITIES AND DUTIES

          To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department (if any) and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings unless this function is performed by the entire Board. The Chair of the Committee may represent the entire Committee for purposes of this review.

5. Approve the report of the Audit Committee included in the Corporation's Proxy Statement and any certifications required by the New York Stock Exchange.

Independent Accountants

6. The independent accountants are ultimately accountable to the board of directors and the audit committee, as representatives of shareholders. The audit committee has the ultimate authority and responsibility to recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should receive in writing, review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                                   Appendix A

Financial Reporting Process

9. In consultation with the independent accountants and the internal auditors (if any), review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors (if any) regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing (if any) department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

15. Review with the independent accountants, the internal auditing department (if any) and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18. Review activities, organizational structure, and qualifications of the internal audit department (if any).

19. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

20. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

21.  Perform  any  other   activities   consistent   with  this   Charter,   the
     Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   Appendix A

                              U.S. AGGREGATES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 27, 2001

     James A. Harris and Hobart Richey, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned with all powers which the undersigned would possess if personally present, to vote the securities of the undersigned at the annual meeting of shareholders of U.S. AGGREGATES, INC. to be held at the Birmingham Marriott Hotel at 3590 Grandview Parkway, Birmingham, Alabama 35243, at 9:30 a.m. local time on Wednesday, June 27, 2001, and at any postponements or adjournments of that meeting, and in their discretion upon any other business that may properly come before the meeting. THE BOARD OF DIRECTORS RECOMMENDS AN AFFIRMATIVE VOTE FOR PROPOSALS ONE AND TWO:

1. To elect Class II directors to hold office until the 2004 annual meeting of shareholders or until their successors are elected and qualified.

     [_]  FOR all nominees listed below     [ ]  WITHHOLD AUTHORITY
          (except as marked below)               to vote for all nominees
                                                listed below

     Morris L. Bishop, Jr.       Bruce V. Rauner       Daniel W. Yih

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST ABOVE:

2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     [ ]  FOR                   [ ] AGAINST             [ ] ABSTAIN

     The undersigned hereby acknowledges receipt of (a) Notice of Annual Meeting of Shareholders to be held June 27, 2001, (b) the accompanying Proxy Statement, and (c) the annual report of the Company for the year ended December 31, 2000. If no specification is made, this proxy will be voted FOR proposals one and two.


Date:_____________________, 2001


Please sign exactly as your name appears at left. Executors, administrators, traders, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

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